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                                  EXHIBIT 99.1

                              INVESTMENT AGREEMENT


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                             INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT is made as of July 29, 1996, between Saint Andrews Golf Corporation, a Nevada corporation (the "Company"), whose address is 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118, and Three Oceans Inc. (the "Purchaser"), whose address is 2001 Sanyo Avenue, San Diego, CA 92173.

                                   SECTION 1
                    AUTHORIZATION AND SALE OF PREFERRED STOCK

     1.1 Authorization. The Company will authorize the sale and issuance of Five Hundred Thousand (500,000) shares (the "Shares") of its Series A Convertible Preferred Stock ("Preferred"), having the rights, privileges and preferences as set forth in the Certificate of Amendment of the Articles of Incorporation (the "Certificate") in the form attached to this Agreement as Exhibit A. The Shares of Common Stock into which the Shares will be convertible are referred to herein as the "Conversion Stock."

     1.2 Sale of Preferred. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, Five Hundred Thousand (500,000) shares of Preferred as follows:

     (a) At the Initial Closing (as defined in Section 2.1 below), Purchaser shall purchase Two Hundred Thousand (200,000) shares of Preferred at the purchase price of Ten Dollars ($10.00) per share, or a total purchase price of Two Million Dollars ($2,000,000);

     (b) Within forty-five (45) days after the Initial Closing (the "Second Closing"), Purchaser shall purchase Two Hundred Thousand (200,000) shares of Preferred at the purchase price of Ten Dollars ($10.00) per share, or a total purchase price of Two Million Dollars ($2,000,000); and

     (c) Within ninety (90) days after the Initial Closing (the "Third Closing"), Purchaser shall purchase One Hundred Thousand (100,000) shares of Preferred at the purchase price of Ten Dollars ($10.00) per share, or a total purchase price of One Million Dollars ($1,000,000).

(The Second Closing and the Third Closing shall collectively be referred to herein as "Subsequent Closings").

     1.3 Summary of Terms of Preferred. The following summary of the Preferred is provided for information purposes only and is subject to the description set forth in Exhibit A:

          Each share of Preferred is convertible, at the option of the Purchaser, into one share of the Company's Common Stock. In the event of liquidation or dissolution of the

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     Company, each share of Preferred will have a $10.00 liquidation preference over all other shareholders. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred). In addition, holders of Preferred shall be entitled to receive dividends at a rate equal to the rate per share payable to Common Stock holders, assuming conversion of Preferred, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock by the board of directors of the Company and shall be non-cumulative. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred were the holders of the number of shares of Common Stock of the Company into which their respective shares of Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution. Each share of Preferred will have one vote and will vote along with the holders of the Common Stock. The Preferred can be redeemed by the Company if there is an effective registration statement filed with the Securities and Exchange Commission covering the issuance of the Common Stock upon conversion of the Preferred Stock and the following two conditions are satisfied: (1) the Company earns $1,000,000 of pre-tax income for a fiscal year according to the year-end audited financial statements; and (2) the closing bid price of the Company's Common Stock is at least $15.00 for 20 consecutive trading days. If the Company notifies the Purchaser of its intent to redeem the Preferred, the Purchaser will have at least 30 days to elect to convert its Preferred or accept the redemption price of $12.50. 1.4 Adjustment of Price and/or Terms. If at any time within three (3) years after the Initial Closing, the Second Closing or the Third Closing, respectively (as defined in Section 2.1 below), the Company offers to sell shares of its Preferred Stock or Common Stock to any persons or entity other than Purchaser at a lower price than the purchase price paid by Purchaser for the Shares and/or on more favorable terms and conditions than those afforded to Purchaser in connection with the purchaser of the shares of Preferred, the Company agrees to retroactively apply such lower price and/or more favorable terms and conditions to the Shares purchased by Purchaser or to the Conversion Stock acquired by Purchaser. At Purchaser's request, the Company shall issue the Purchaser additional shares of Preferred in the amount equal to
     (x) the amount of any such overpayment by the Purchaser divided by (y) such lower price charged by the Company to any person or entities.

     1.5 Background Information. The Company's Common Stock currently trades on the NASDAQ Small-Cap Market. The Company has filed an application with the Federal Reserve Board of Governors to have the Company's Common Stock included on the list of marginable

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stocks. As soon as the transaction with the Purchaser is closed, the Company should meet all of the requirements for such list. The Company intends to apply for listing on the NASDAQ National Market System as soon as it meets the listing requirements. There are two requirements which the Company does not meet: (1) stockholders' equity of at least $4 million, and (2) annual pre-tax income of at least $750,000 and net income of at least $400,000. After the completion of this transaction, the Company will meet the stockholders' equity requirement. Therefore, as soon as the Company can meet the income requirement, it should qualify for the National Market System.

                                   SECTION 2

                            CLOSING DATES; DELIVERY

     2.1 Closing Dates. The initial closing of the purchase and sale of the Preferred hereunder shall be held at the offices of the Company on July 29, 1996 (the "Initial Closing"), or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Initial Closing is hereinafter referred to as the "Closing Date").

     2.2 Delivery. At the Initial Closing, the Company will deliver to Purchaser a certificate or certificates, registered in Purchaser's name representing Two Hundred Thousand (200,000) Shares against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions. At the Second Closing and the Third Closing, the Company will deliver to Purchaser a certificate or certificates, registered in Purchaser's name representing Two Hundred Thousand (200,000) Shares, and One Hundred Thousand (100,000) Shares, respectively, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, (which Schedule makes specific reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply) the Company represents and warrants to the Purchaser as follows:

     3.1 Definition of Material. For purposes of this Section 3, material shall mean anything having a value or effect of more than $50,000.

     3.2 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently

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conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchaser with copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.3 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, at the Initial Closing and at each subsequent Closing will have all requisite legal and corporate power and authority to sell and issue the Shares hereunder, to issue the Conversion Stock upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement.

     3.4 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.5 Capitalization. The authorized capital stock of the Company consists, or upon the filing of the Certificate will consist, of 10,000,000 shares of Common Stock, of which 3,000,000 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which 500,000 shares have been designated "Series A Preferred" and none of which is issued and outstanding prior to the Initial Closing. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved shares of Preferred for issuance hereunder, 500,000 shares of Common Stock for issuance upon conversion of the Preferred, 500,000 shares for issuance upon exercise of outstanding Class A Warrants (exercise price of $6.50), 100,000 shares for issuance upon exercise of outstanding Underwriter's Warrants (exercise price of $5.40), 250,000 shares for issuance upon exercise of the Option (as defined in Section 7.7 below) and 50,000 shares for issuance upon exercise of the Underwriter's Class A Warrants (exercise price of $7.80). Options to purchase 677,000 shares of Common Stock are issued and outstanding under the Company's employee stock option plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. Except as set forth above, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock. Except as set forth in any agreement entered into with the Purchaser, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     3.6 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of all of the Company's obligations hereunder has

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been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate; the Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable; and the Shares and Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares and the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares are not subject to any preemptive rights or rights of first refusal.

     3.7 Financial Statements. The Company has delivered to the Purchaser its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1995, and its combined unaudited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 1996 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the period, indicated therein. The financial statements for the year ended December 31, 1995, were audited by Arthur Andersen LLP.

     3.8 Absence of Changes. Since March 31, 1996: (a) the Company has not entered into any transaction which was not in the ordinary course of business;
(b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company; (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock; (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business; (f) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a material adverse effect on its business; (g) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened; (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; (i) there have not been any loans made

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by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business; and
(j) to the best of the Company's knowledge, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

     3.9 Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except
(i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to March 31, 1996, in the ordinary course of business which have not been in the aggregate materially adverse, (iii) liabilities and obligations under lease for its principal offices and for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.10 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. Each of the Company's assets is in good repair and good, marketable and operating condition and is suitable for the purposes for which it presently is being used and is intended to be used by the Company and is adequate and suitable to meet all present and reasonably anticipated future requirements of the Company. The Company's assets conform to all applicable laws, ordinances, codes, rules and regulations, and the Company has not received any notice to the contrary. The Company does not own, of record or beneficially, any real property. Exhibit C sets forth a list and description of all property leased or subleased to or by Company.

     3.11 Compliance with Other Instruments; None Burdensome, etc. The Company is not in violation of any term of its Articles of Incorporation or By-Laws, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, security agreement, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Preferred and the Conversion Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Articles or By-laws or any of its agreements or any provision of federal, state, local or foreign statute rule ordinance or regulation applicable to the Company or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which adversely affects the business of the Company or any of its properties or assets.

     3.12  Intangible Assets.

      (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all Intellectual Property (as hereinafter defined) used in the conduct of its

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business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. "Intellectual
Property" means (a) all inventions (whether patentable or unpatentable) and whether or not reduced to practice, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and producing processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software and information systems, programs, (including data and related documentation), whether owned or leased by the Company, (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium). The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and has never granted any sublicense or similar right to any third party with respect to such Intellectual Property.

          (b) The Company owns and has the unrestricted right to use all Intellectual Property required for or incident to the development, construction and operation of the SportPark segment of its business, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

          (c) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders and directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

          (d) Exhibit D identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, each pending patent application or application for registration which the Company has made with respect to any of its Intellectual

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Property, and each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Exhibit D also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Exhibit D: (i) the Company possesses all right, title and interest in and to the item, free and clear of any Liens, license or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iii) no action, suit proceeding hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of each of the shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     3.13 Litigation, etc. There is no suit, action, hearing, investigation, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company, its business or any of its property or assets, before any court, arbitrator, or federal, state, municipal or other governmental board, department, agency or instrumentality, and there is no basis for any such action. There is no judgment, decree, injunction, ruling, award, charge, order or writ of any court, governmental department, commission, agency, instrumentality, arbitration or other person outstanding against, binding upon or involving the Company, its business, any directors or officers of the Company. None of the matters set forth on Exhibit B could result in any material adverse effect. The Company owns policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed on the schedule of exception. Neither the Company nor any of its directors, officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any foreign, federal, state or local law or administrative regulation in respect of the business of the Company. The Company is not in default with respect to any judgment, decree, injunction, ruling, award, order or writ of any foreign, federal, state, municipal agency or other governmental department, board, commission, bureau, agency or instrumentality.

     3.14 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, non- disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. There are no controversies pending nor, to the best knowledge of the Company any basis for any such controversies, between the Company and any of its employees. To the knowledge of the Company and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has

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any plans to terminate employment with the Company. The Company is not bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the shareholders or the directors or officers (or employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     3.15 Employee Agreements. There are no pension, profit-sharing, bonus, group insurance, death benefit, vacation pay, severance pay, sick leave, holiday pay, welfare, or any other employee benefit or "fringe benefit" plans or arrangements relating to the current or former employees or consultants of the Company. In addition, there are no employment, deferred compensation, collective bargaining, retainer, savings, consulting, non-competition, retirement or incentive agreements, contracts, plans or arrangements relating to, with or for the benefit of any officers or employees of the Company or other persons.

     3.16 Certain Transactions. The Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own less than 1% of the stock of publicly-traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.17 Material Contracts and Obligations. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of certain of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchasers and their counsel. All of such agreements and contracts are valid, binding and in full force and effect in all respects, assuming due execution by the other parties to such agreements and contracts.

     3.18 Registration Rights. Except as set forth in this Agreement, the Company is not under any contractual obligation to register (as defined in Section 8.1 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

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     3.19 Governmental Consent, etc. No consent, approval, order or authorization of (or designation, declaration of filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Preferred and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate in the office of the Secretary of the State of Nevada, (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred and the Conversion Stock under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.20 Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Preferred and the Option Shares (as defined in Section 7.7 below) to be issued in conformity with the terms of this Agreement, and the issuance of the Conversion Stock upon conversion of the Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     3.21 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.22 Tax Matters. The Company (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for a period for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.23 Insurance. With respect to each insurance policy maintained by the
Company: (i) the policy is legal, valid, binding, enforceable and in full force and effect, (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated hereby, (iii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and (iv) no party to the policy has repudiated any provision thereof. The Company has been covered since its formation by insurance in type, scope and

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amount that (a) meet the minimum requirements of any contract, lease or agreement to which the Company is a party and (b) is customary and reasonable for the business in which it has engaged during such period including, without limitation, fire, casualty, liability and key-man life (on the lives of Ron and Vaso Boreta) insurance policies. The Company has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

     3.24 Environmental and Safety Regulations. The Company is not in violation of any environmental laws or regulations, including without limitation any and all applicable federal, state and local laws, regulations and ordinances relating to air and water pollution and handling and disposal of chemical and hazardous materials (hereinafter the "Environmental Laws"). The Company possesses all of the authorizations, permits and approvals required to be obtained by applicable Environmental Laws; neither the Company nor any stockholder has received any notice from any governmental authority nor has knowledge of any governmental inquiry or investigation or any other claim, suit or proceeding against or involving the Company with respect to any actual or alleged violation of any applicable Environmental Law and all hazardous waste and chemical waste materials have been disposed of in accordance with all applicable Environmental Laws. There have been no spills, dumping, discharge or clean-up of hazardous waste or chemical materials in violation of any Environmental Laws on or at any premises owned or any premises occupied by the Company.

     3.25  Employee Benefit Plans.

          (a) The Company has never maintained or contributed to, and does not maintain or contribute to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has not incurred any liability under ERISA (including any withdrawal liability) or under the Internal Revenue Code of 1986, as amended Code ("the Code"), with respect to any Employee Benefit Plan.

          (b) The Company does not contribute to, nor has ever had contributed to and has never been required to contribute to any multiemployer plan or has any liability (including withdrawal liability) under any multiemployer plan.

          (c) The Company does not maintain or contribute to, nor has it ever maintained or contributed to, nor has it ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

     3.26 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately.

     3.27 Disclosure. This Agreement with the Exhibits hereto does not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

     3.28 Legal Compliance. The Company has complied with all applicable laws, statutes, and ordinances (including without limitation all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure to so comply. The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, all of which are valid and effective. No notice has been issued and no investigation or review is pending or threatened by any governmental entity with respect to (i) any alleged violation by the Company or any law, statute or ordinance, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge, policy or guideline of any federal, state, local or foreign governmental entity (or agency thereof), or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company.

                                   SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

     4.1 Experience. It has experience in evaluating and investing in private placement transactions of securities in companies so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2 Investment. It is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and the Conversion Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

     4.3 Rule 144. It acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company,

                                   -12
the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

     4.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. However, no investigation by, or furnishing of information to, the Purchaser shall affect or modify the representations, warranties and agreements of the Company set forth herein or the right of Purchaser to rely exclusively thereon and to seek and obtain all damages and other remedies available to the Purchaser in connection with the breach of any of the representations, warranties and covenants contained herein.

     4.5 Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms subject to (i) the laws of bankruptcy and the laws affecting creditor's rights generally and (ii) the availability of equitable remedies.

     4.6 Brokers or Finders. Other than the finder's fee due to Adachi Associates which is set forth on Exhibit B, the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement.

     4.7 Required SEC Filings. The Purchaser acknowledges that within 10 days after the Initial Closing and each Subsequent Closing, it will be required to file a Schedule 13D and a Form 3 with the Securities and Exchange Commission.

                                   SECTION 5

                        PURCHASER'S CONDITIONS TO CLOSING

     The Purchaser's obligations to purchase the Shares at the Initial Closing and any Subsequent Closings are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against the Purchaser unless it consents in writing thereto:

     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true, complete and correct when made, and shall be true, complete and correct on the Closing Date and on each of the Subsequent Closings.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date and the dates of each of the subsequent Closings shall have been performed or complied with in all respects.

     5.3 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the President of the Company, dated the Initial Closing Date and the date of each of the Subsequent Closings, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4 Good Standing Certificate. The Company shall have delivered to the Purchaser a certificate of good standing for the Company under the laws of the State of Nevada.

     5.5 Certificate of Amendment. The Certificate shall have been filed with the Secretary of State of the State of Nevada.

     5.6 Legal Matters. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     5.7 Directors. Effective as of the Initial Closing Date, the Company's Board of Directors will include a representative designated by the Purchaser.

     5.8 Co-Sale Agreement. The Purchaser and John Boreta, Las Vegas Discount Golf & Tennis, Inc., Ron Boreta and Vaso Boreta shall each have entered into a Co-Sale Agreement which shall have a term of two years in the form attached hereto as Exhibit F.

     5.9 The Company shall have executed an agreement with the Purchaser regarding certain future investments, supply rights and signage rights, under such terms and conditions as may be reasonably acceptable to the Purchaser in the form attached hereto as Exhibit G.

     5.10 Opinion of the Company's Counsel. The Purchasers shall have received from Jon D. Sawyer, P.C., counsel to the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company has the requisite corporate power and authority to own its properties and to conduct its business.

          (b) The Company is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

          (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the

Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar as the enforceability of the indemnification provisions of Section 8.11 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

          (d) The capitalization of the Company is as follows:

               (i) Preferred Stock. 5,000,000 shares of Preferred Stock, of which 500,000 shares have been designated Series A Preferred Stock and purchased pursuant to this Agreement. Such shares of Series A Preferred Stock have been duly authorized, issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite shareholder action. The respective rights, privileges and preferences of the Series A Preferred Stock are as stated in the Company's Certificate of Amendment to the Articles of Incorporation attached as Exhibit A to the Agreement. The Conversion Stock has been duly and validly reserved for issuance and, when issued in accordance with the Certificate, will be validly issued, fully paid and nonassessable.

               (ii) Common Stock. 10,000,000 shares of Common Stock, of which 3,000,000 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

               (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the rights of first refusal contained in Section 9 hereof,
(C) 250,000 shares of Common Stock reserved for issuance upon the exercise of the stock Option granted in Section 7.7 hereof, (D) 500,000 shares of Common Stock reserved for issuance upon exercise of outstanding Class A Warrants, (E) 100,000 shares of Common Stock reserved for issuance upon exercise of outstanding Underwriter's Warrants and 50,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Class A Warrants, and (F) 677,000 shares of Common Stock reserved for issuance to employees and consultants upon exercise of outstanding stock options, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

          (e) The certificates representing shares of the Series A Preferred Stock and shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon.

          (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon the Company or any provision of the Company's amended Articles of Incorporation or Bylaws.

          (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are effective as of the Initial Closing and each Subsequent Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

          (h) Based in part upon the representations of the Purchaser in this Agreement, the offer and sale of the Series A Preferred Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof, and from the qualification requirements of the securities laws of the state of California by virtue of Section 25102(f) of the California Corporate Securities Law, or all requisite permits, qualifications and orders have been obtained.

          (i) Except as set forth on the Schedule of Exceptions attached to the Agreement as Exhibit B, such counsel is not aware of any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement or the right of the Company or its officers, directors and employees to enter into such agreement or which might result, either individually or in the aggregate, in any adverse change in the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending, against the Company or any of its officers, directors or employees' or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company.

          (j) The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Nevada.

     5.11 Consent of RAF. The Company shall have received the consent to the transactions set forth herein from RAF Financial Corporation ("RAF").

                                    SECTION 6

                       THE COMPANY'S CONDITIONS TO CLOSING

     The Company's obligation to sell and issue the Shares at the Initial Closing and any Subsequent Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date and the date of any Subsequent Closing of the following conditions:

     6.1 Representations. The representations made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2 Certificate of Amendment. The Certificate shall have been filed with the Nevada Secretary of State.

     6.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7

                       AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     7.1 Financial Information. The Company will mail the following reports to the Purchaser for so long as the Purchaser is a holder of any of the Shares of Preferred, the Option Shares (as defined below) or Shares of Conversion Stock:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

          (c) Within 15 days after the end of each fiscal month, unaudited consolidated balance sheets of the Company as of the end of such month, unaudited consolidated statements of operations including income statements, and unaudited consolidated rolling cash flow projections for each month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail subject to year-end audit adjustments.

          (d) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and shareholders.

          (e) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

          (f) For so long as the Purchaser is eligible to receive reports under this Section 7.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested, provided, however, that the Company shall not be obligated to provide any information, other than to the representatives of the Purchaser on the Board of Directors, that it reasonably considers to be a trade secret or to contain confidential information.

     7.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by the Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that the Purchaser may assign such rights to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof.

     7.3 Election of Directors. So long as at least 100,000 of the Shares issued hereunder and/or Conversion Stock (as appropriately adjusted for recapitalization, stock splits, stock dividends and the like ("Recapitalization")) are held of record by the Purchaser, the Company will cause a representative of the Purchaser to be elected to serve as one of the Company's five directors on the Company's Board at every Board of Directors election or pursuant to each consent of the Company's shareholders for the election of directors.

     7.4 Use of Proceeds. The Company shall completely segregate the proceeds from the sale of the Shares from all other funds of the Company. These funds shall be strictly and exclusively used for activities directly related to the SportPark segment of the Company's business and shall not be used for the Company's franchise business or for any other purposes. The Company shall maintain a separate accounting for the use of these proceeds and provide a copy of such accounting to the Purchaser upon request.

     7.5 Rule 144 Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Conversion Stock and the Option Shares (as defined below) to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) So long as the Purchaser owns any Restricted Securities (as defined in Section 8.1 hereof) furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Purchaser to sell any such securities without registration.

     7.6 Protective Provisions. For so long as the Purchaser or its assignees is a holder of at least 100,000 shares of the Preferred or Conversion Stock, the Company shall not without the Purchaser's prior written consent:

          (a) change any of the terms of Preferred as stated in the Certificate or any amendment, addition, change, modification or deletion of any portion of the By-Laws or Certificate of the Company;

          (b) sell, lease, convey or otherwise dispose of all or substantially all of its assets, or effect any merger, consolidation, reorganization or amalgamation of the Company, with another corporation;

          (c) adopt a statutory plan of share exchange;

          (d) redeem or repurchase (or enter into any agreement to become so obligated) any shares of Common Stock or Preferred (other than pursuant to employee stock vesting or repurchase agreements or pursuant to the Certificate);

          (e) purchase, sell or lease any material parcel of real property for any SportPark, any single sport interactive entertainment or training complex ("Single Sport Complex") or similar facility without first providing Purchaser an opportunity to review and provide comments on the relevant documents prior to closing. Purchaser's role will be limited to an advisory capacity, and it will not have to approve the transaction;

          (f) dissolve or liquidate the Company and/or its assets or close the business of the Company; or

          (g) file a petition to appoint a receiver for the Company or file a voluntary petition for bankruptcy, insolvency or the make any assignment for the benefit of creditors of the Company.

     7.7 Grant of Stock Options. The Company hereby grants the Purchaser an option (the "Option") to purchase from the Company Two Hundred Fifty Thousand 9(250,000) shares of Common Stock of the Company (the "Option Shares"). The Option may be exercised from time to time in full or in part by the Purchaser at any time prior to the fifth year anniversary of the Initial Closing. The Option shall be exercisable at a purchase price of $5.00 per share. The Company agrees that the Option Shares issued upon the exercise by Purchaser of the Option shall carry the same registration rights as set forth in Section 8 of this Agreement and be considered "Registrable Securities" under the terms of such Section 8.

     7.8 Sale of Warrants. At the Purchaser's request, the Company hereby agrees to use its best efforts to cause RAF to sell such amount of warrants to purchase the Company's common stock as may be requested by Purchaser. The Company shall negotiate in good faith with RAF to obtain terms and conditions applicable to such sale which are acceptable to the Purchaser.

                                    SECTION 8

                RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT;
                      REGISTRATION RIGHTS; INDEMNIFICATION

     8.1 Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Shares.

     "Exchange Act" shall mean the Securities Exchange Act of 1934 as amended or any similar federal statute and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

     "Holder" shall mean the Purchaser and any person holding Registrable Securities or Shares to whom the rights under this Section 8 have been transferred in accordance with Section 8.2 hereof.

     "Registrable Securities" means (i) the Conversion Stock; (ii) the Option Shares; and (iii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Shares upon any Recapitalization or any Common Stock otherwise issued or issuable with respect to the Shares provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

     The term "register," "registered" and "registration" refer to a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 8.5, 8.6 and 8.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the notes and regulations of the Commission thereunder all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

     8.2 Restrictions on Transferability. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed assignee, transferee, or pledgee of the Shares of Conversion Stock held by the Purchaser to agree to take and hold such securities subject to the provisions and conditions of this Section 8.

     8.3 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar events, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES

     MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 8.

     8.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution of Restricted Securities by the Purchaser to a parent, subsidiary or affiliate of the Purchaser, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     8.5 Request for Registration.

          (a) Request for Registration. If the Company shall receive from the Purchaser at any time a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

          The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

                    (A) After the Company has initiated one such registration
               pursuant to this Section 8.5(a);

                    (B) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (b) Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Purchaser.

               The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (c) Underwriting. The right of any Holder to registration pursuant to
Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Purchaser and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he or she holds.

     8.6 The Company Registration.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register of its securities, either for its own account or the account of a Holder or Holders, other than a registration relating solely to employee benefit plans or a post effective amendment to the registration statement for the Company's initial public offering, the Company will:

               (i) promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under the sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this
Section 8.6, so long as the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          8.7 Registration on Form S-3.

               (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

               (b) If a request complying with the requirements of Section 8.7(a) hereof is delivered to the Company, the provisions of Sections 8.5(a)(i) and (ii) and Section 8.5(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 8.5(c) hereof shall apply to such registration.

     8.8 Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 8.5, 8.6 and 8.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     8.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least one hundred twenty (120) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

          (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriting or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus' final prospects and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (e) Notify the Holders (of if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the Commission promptly upon the request of such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registration Securities by such Holders;

          (h) Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Securities Act;

          (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (k) At the request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm, is willing to do so, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

     8.10 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.11 Indemnification.

          (a) The Company will defend, indemnify and hold Purchaser, each Holder, each of its officers, directors and partners, and each person controlling the Purchaser and each such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any breaches of the representations, warranties or covenants contained herein, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, and each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or its based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each to its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus' offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

          (c) Each party entitled to indemnification under this Section 8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall, when applicable, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.12 Transfer of Registration Rights. The rights to cause the Company to register securities granted the Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 10,000 of the Shares and/or Conversion Stock (appropriately adjusted for Recapitalization). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any parent, subsidiary or affiliate of the Purchaser, without compliance with item (ii) above, provided, written notice thereof is promptly given to the Company.

     8.13 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, that, upon request of the Company or the underwriters managing an underwritten offering of the Company's securities, it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred and twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                                   SECTION 9

                       PURCHASER'S RIGHT OF FIRST REFUSAL

     9.1 Right of First Refusal. The Company hereby grants to the Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. The Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock issuable upon conversion of the shares held by the Purchaser and the number of shares of Conversion Stock then held by the Purchaser bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock.

          (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares, the Option Shares and the Conversion Stock, (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of the Company pursuant to any arrangement approved by the Board of Directors of the Company, (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, and (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event the Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

          (d) The right of first refusal granted under the Agreement shall expire when the Purchaser no longer holds at least 100,000 shares of Preferred and/or Conversion Stock (appropriately adjusted for Recapitalization).

          (e) The right of first refusal hereunder is not assignable except to a parent, subsidiary or affiliate of the Purchaser, without the prior written consent of the Company, which consent will not be unreasonably withheld.


                                   SECTION 10

                                 MISCELLANEOUS

     10.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

     10.2 Set Off. In addition to, and not in lieu of, any and all other remedies which the Purchaser otherwise may have at law or in equity, or pursuant to this Agreement, the Purchaser shall have the right to set off, counterclaim and recoup any loss against any amounts to be paid to Company under this Agreement.

     10.3 Nonexclusivity. The foregoing set off right and the indemnification provision set forth in Section 8 are in addition to, and not in lieu or derogation of, any statutory, equitable or common law remedy the Purchaser may have arising out of or as a result of this Agreement or for breach of representations, warranties or covenants herein. Neither the exercise of nor the failure to exercise the set off right set forth in Section 10.2 shall constitute an election of remedies.

     10.4 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closings of the transactions contemplated hereby.

     10.5 Assignment; Successors and Assigns. The rights and obligations of the Company and the rights of the Purchaser to purchase the Shares shall not be assignable without the written consent of the other; provided, however, the Purchaser may assign its rights and obligations under this Agreement to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.6 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Initial Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     10.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at its address set forth on the cover page of this Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, Option Shares or Conversion Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares, Option Shares or Conversion Stock who has so furnished an address to the Company, or
(c) if to the Company, one copy shall be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     10.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or Option Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall nay waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in
Section 10.6 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach of default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     10.9 Expenses. Except as otherwise provided herein, the Company and the Purchaser shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     10.11 Confidentiality. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or written statement which in the opinion of counsel to such party is required to be made by law or the regulations of any federal or state governmental agency or any stock exchange.

     10.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effective without said provision.

     10.13 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

"PURCHASER"                          "COMPANY"

THREE OCEANS INC.,                   SAINT ANDREWS GOLF CORPORATION,
  a Delaware corporation               a Nevada corporation

By:/s/ H. Yamagata                   By: /s/ Ronald S. Boreta
   H. Yamagata                           Ronald S. Boreta, President

                                   EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                            ARTICLES OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

                           ARTICLES OF INCORPORATION

                                       OF

                         SAINT ANDREWS GOLF CORPORATION

     SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Corporation"), hereby certifies to the Nevada Department of State, as follows:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated July 11, 1996, with respect to Article IV, in lieu of meetings of such Board, adopted resolutions approving, proposing and declaring advisable, in the form of this Amendment to the Articles of Incorporation, the following amendment to the Articles of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED: That the Articles of Incorporation be amended as follows:

     "ARTICLE IV shall be and hereby is amended to provide:

          (d) There is hereby established a series of Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock," par value $.001 per share. The number of shares of this series of Convertible Preferred Stock shall be 500,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

          1. Dividend Provisions. No dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series A Convertible Preferred Stock in an amount for each such share of Series A Preferred Convertible Stock equal to the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Convertible Preferred Stock could then be converted. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock by the Board of Directors and shall be noncumulative. In the event the Corporation shall declare a distribution (other than any distribution described above) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Convertible Preferred Stock were the holders of the number of shares of Common Stock of the

     Corporation into which their respective shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          2. Liquidation Preference.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series A Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $10.00. If the assets and funds to be distributed among the holders of the Series A Convertible preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series A Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series A Convertible Preferred Stock held by them. After payment has been made to the holders of the Series A Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to the holders of the Common Stock shall be distributed, among the holders of the Series A Convertible Preferred Stock and Common Stock pro rata based on the number of Shares of Common Stock held by each at the time of such liquidation (assuming conversion of all such Series A Convertible Preferred Stock).

               (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

          3. Conversion. The Series A Convertible Preferred Stock may be converted into shares of the Corporation's Common Stock on the following terms and conditions (the "Conversion Rights"):

               (a) Option to Convert. Commencing immediately, holders of the Series A Convertible Preferred Stock shall have the right to convert all or a portion of their shares into shares of Common Stock at any time or from time to time upon notice to the Corporation on the terms and conditions set forth herein prior to the date fixed for redemption of such shares.

               (b) Mechanics of Conversion. Upon the election of a holder of the Series A Convertible Preferred Stock to convert shares of such Preferred Stock, the holder of the shares of Series A Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Series A Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be a date not later than 30 days after the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

               (c) Conversion Ratio. Each share of Series A Convertible Preferred Stock may be converted into one (1) fully paid and nonassessable share of Common Stock (except as adjusted pursuant to paragraph 3(d) below). In the event that upon conversion of shares of Series A Convertible Preferred Stock a holder shall be entitled to a fraction of a share of Common Stock, no fractional share shall be issued and in lieu thereof the Corporation shall pay to the holder cash equal to the fair value of such fraction of a share.

               (d) Adjustment of Conversion Rate. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series A Convertible Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

               (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

               (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          4. Status of Converted or Reacquired Stock. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

          5. Voting Rights; Directors.

          (a) Each share of Series A Convertible Preferred Stock entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series A Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

          (b) The Board of Directors shall consist of five (5) members. Holders of Series A Convertible Preferred Stock, voting together as a class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors.

          6. Redemption Provisions. To the extent permitted under the Nevada Business Corporation Act, shares of the Series A Convertible Preferred Stock are redeemable as follows:

          (a) Redemption at Option of Corporation. If there is a registration statement covering the issuance of the Common Stock upon the conversion of the Series A Convertible Preferred Stock which has been declared effective by the Securities and Exchange Commission, and both of the following two conditions have been satisfied:

                    (i) The Corporation has $1,000,000 of pre-tax income for a fiscal year according to the audited year-end financial statements, and

                    (ii) If the closing bid price of the Corporation's common
               stock for twenty consecutive trading days equals or exceeds
               $15.00,

     the Corporation may redeem shares of Series A Convertible Preferred Stock.

     If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

               (b) Redemption Price. The redemption price per share under this
     Section 6 shall be Twelve Dollars and Fifty Cents ($12.50) per share.

               (c) Notice of Redemption. Notice to the holders of shares of Series A Convertible Preferred Stock to be redeemed shall be given not earlier than 60 days nor later than 30 days before the date fixed for redemption. The notice of redemption to each stockholder whose shares of Series A Convertible Preferred Stock are to be redeemed shall specify the number of Series A Convertible Preferred Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series A Convertible Preferred Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and that the Conversion Rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

          7. Notices. Any notice required to be given to holders of shares of Series A Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

     SECOND: This Amendment to the Articles of Incorporation effected herein is authorized by the vote of the Board of Directors on July 11, 1996.

     THIRD: The amendments effected herein were duly adopted in accordance with the applicable provisions of NRS 78.385.

     IN WITNESS WHEREOF, Saint Andrews Golf Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 26th day of July 1996.

ATTEST:                              SAINT ANDREWS GOLF CORPORATION


________________________________     By_______________________________________
Ron Boreta, Secretary                  Ron Boreta, President

STATE OF NEVADA  )
                 ) ss.
COUNTY OF CLARK  )

     I, ______________________________, a Notary Public, hereby certify that on the 26th day of July, 1996, personally appeared before me Ron Boreta, who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he was above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                     -----------------------------------------
                                     Notary Public
[S E A L]
                                     My commission expires:
                                                            ------------------

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

All disclosures on this Schedule provide exceptions to the corresponding representations made in the Agreement.

     Section 3.3 Subsidiaries. The Company has one subsidiary: All-American SportPark, Inc. (a Nevada corporation).

     Section 3.10 Compliance With Other Instruments, None Burdensome, Etc. The Underwriting Agreement between the Company and RAF Financial Corporation ("RAF") dated December 13, 1994, provides that during the three year period commencing December 13, 1994, the Company will not sell any securities without RAF's prior written consent.

     The Company is in the process of requesting such consent and believes that there is no reason it will not be obtained.

     Section 3.12 Litigation. See attached memo from Cindy Taylor.

     Section 3.14 Certain Transactions. The Company has many transactions with its parent, Las Vegas Discount Golf & Tennis, Inc. ("LVDG"). LVDG's other subsidiaries and Vaso Boreta's Las Vegas store. As of June 30, 1996, the net amount of the amounts due and from these entities was less than $280,000.

     The Company is the lessor on LVDG's corporate store on Century Boulevard in Los Angeles. This store was subleased to LVDG, however, the Company remains liable on the lease.

     Section 3.16 Registration Rights. The Company has an obligation to file a post-effective amendment to its initial public offering registration statement to cover the exercise of the warrants sold as part of the units in the public offering and the shares underlying the Underwriter's Warrants.

     Section 3.19 Brokers or Finders. Upon the successful completion of this transaction, the Company will be required to pay a $150,000 fee to Adachi Associates pursuant to its Finder's Fee Agreement with the Company dated July 25, 1995.

     Section 3.23 Employee Benefit Plans. The Company's employees are included in the 401(k) Plan of Las Vegas Discount Golf & Tennis, Inc.

                                  LETTERHEAD OF
                                 [COMPANY LOGO]
                                S . A . I . N . T
                                     ANDREWS
                                GOLF CORPORATION


June 1996 Update of pending legal matters initiated by Saint Andrews Golf
Corporation:

SAINT ANDREWS GOLF CORP. v. LANE, et al (Aberdeen Golf Group - BKR) ($29,000 -
--------------------------------
Chapter 11) -
1. This Franchise in Marietta, GA was terminated on 12-7-91.
2.SAGC and LVDGT filed suit on 8-27-93 in U.S. District Ct. for District of Nevada, CV-S-92-790-LDG-RJJ against James Lane, William Brown, Thomas Wyatt, and Aberdeen Golf Group, Inc. for monies owned under the franchise agreement and for breach of contract.
3. Aberdeen Golf Group, Inc. filed Chapter 11 on 2-28-94..
4. SAGC filed a proof of claim on 3-15-94 as a creditor.
5. Nevada U.S. District Court entered a default judgment against James C. Lane, Jr., William H. Brown, and Thomas Wyatt, individually, jointly and severally, dated 6-3-94.
     a. A footnote in the judgment notes that the defendant Aberdeen Golf Group, Inc. has filed a Chapter 11 Petition for Reorganization with the U.S. Bankruptcy Ct., so the matter is stayed as to the corporation.
     6. We signed approval of Aberdeen Golf Group, Inc.'s revised reorganization plan on 4-14-95 as a creditor.
     7. We received from the BKR Ct. a Notice of Order of Dismissal on 7-30-95.

UPDATE: Rauch-Millican Collection Agency has contacted Messrs. Brown and Wyatt,
-------
whose attorney is now discussing with us whether personal service was properly made. If it was made properly, they are willing to settle.

****************************************************************

SAINT ANDREWS GOLF CORP. v. BUKATA, et al ($42,662.24) - Judgment from Nevada
-----------------------------------------
Federal District Court in our favor, based on wrongful termination of franchise agreement and non-payment of royalties.

UPDATED: 4-11-96: Notices were sent to all 4 Defendants and phone contact was
-----------------
made with Mr. Richard J. Bollard and Mr. Richard C. Felts.

UPDATE: 4-18-96: Additional notices were sent to all 4 defendants and the agency
----------------
is in the process of discovery to determine any viable assets we might attach.

UPDATE: 4-26-96: The Agency has sent this case to their legal department.
----------------

UPDATE: 5-9-96: Attorneys are reviewing this case.
---------------

UPDATE: 5-24-96: The attorneys are working the file and are scheduled to advise
----------------
us of progress by June 9.


                                    5325 SOUTH VALLEY VIEW BOULEVARD, SUITE 10
                                              LAS VEGAS, NEVADA 89118
                                  TELEPHONE 702.798.7777  FACSIMILE 702.798.6847

SAINT ANDREWS GOLF CORP. v. KYONG (+82,828.92) received $33,000
---------------------------------
judgment in October 1995, plus interest in New Jersey Federal
Court.
UPDATE:  4-11-96:  The asset search revealed no accounts
-------
whatsoever in Kyong's name. The only security interest recorded by UCC is one by Yamaha in its equipment in the name of Right Choice, Inc. dba Paramus Golf store.

UPDATE:  6-6-96:  Waiting to hear the results of the defendant's
-------
deposition in New Jersey to determine assets to seize if we do not reach a settlement, as he is cash poor but has an ongoing business.

****************************************************************

SAINT ANDREWS GOLF CORP. v. LAMPARIELLO (+$50,000)
---------------------------------------
     This default judgment was entered August 23, 1995 in Nevada Federal District Court and is ready to be enforced against Larry Lampariello. We dropped Scott as a defendant, because he could not be located.

UPDATE: 5-24-96: This account was sent to Rauch-Milliken's
----------------
legal dept. on 5-22-96.

****************************************************************

SAINT ANDREWS GOLF CORP. v. Classic Sports
------------------------------------------

     Arbitration action filed by us in August 1995 in Clark County, Nevada, against Classic Sports franchisee in Pennsylvania, who stopped paying royalties altogether and took down our signs.
     We won the right, through American Arbitration Association proceedings, to arbitrate here in Las Vegas, but Classic Sports filed a federal action in Pennsylvania to enjoin the arbitration. Motions for Summary Judgments have been submitted by both parties and Saint Andrews is in the process of supplying a reply brief. The initial hearing for arbitration is being scheduled for the fall if we prevail in federal court, which we expect to be concluded in our favor.

****************************************************************

SAINT ANDREWS GOLF CORP. v. DIEGO MUGICA ($33,000+)
---------------------------------------------------

This lawsuit was filed in Texas state court against Mugica, a co- franchisee, who defaulted on royalties.

UPDATE: On June 7, 1996, Saint Andrews agreed to mediate this matter on a date
-------
to be set in July 1996 in southern Texas in an effort to settle this case.

****************************************************************

Giant Slide v. Saint Andrews Golf Corp.:
----------------------------------------

This suit was filed by Giant Slide Company against Saint Andrews a year ago for breach of contract. Saint Andrews is arguing in its defense that there was no contract, and the plaintiff has not initiated any new action since the initial early case conference in July 1995, in which evidence information was exchanged.

****************************************************************

Saint Andrews v. Oyadomari ($29,098.45) On 4-18-96, Oyadomari, a franchisee
--------------------------
whose agreement was terminated by us for non-payment of royalties, was served with our lawsuit filed in a California Court for unpaid royalties, and he has now verbally agreed to stipulate to judgment and pay a settlement of $10,000 at the rate of $1,000 per month.

Saint Andrews v. Trayan and Raimond ($35,000+ total owed)
-----------------------------------

This lawsuit was filed in Texas state court in May 1996 for collection of unpaid royalties against franchisees Trayan and Raimond personally, because their company declared bankruptcy and their franchise was terminated. They are in the process of being served.

Saint Andrews v. Gordon Gaming Corp. filed 2-27-96 by Kolesar &
------------------------------------
Leatham.
UPDATE:  2-28-96:  Suit was filed on 2-27-96 in Clark County
-------
District Court to collect over $3 million for construction costs as provided in the lease for the SportPark which was originally planned for the corner of Sahara Ave. and Las Vegas Blvd.

6-6-96: An early case conference was held on May 29 between both parties in which witness information was exchanged.

Design Craftsmen v. LVDGT and SAGC ($21,000)
----------------------------------

Design Craftsmen is a previous vendor who sued in May 1996 in Clark County District Court for breach of contract over a disagreement as to what services they had already performed when Saint Andrews terminated the contract because of poor performance.

Saint Andrews defended the lawsuit in its answer filed in May.

                                   EXHIBIT C

                                PROPERTY LEASES


     The Company utilizes approximately 3,000 square feet of office space at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada. The space is provided by Las Vegas Discount Golf & Tennis, Inc., the Company's Parent corporation, and the Company pays approximately 33% of the total lease payments which are approximately $13,000 per month.

                                   EXHIBIT D

                             INTELLECTUAL PROPERTY

           TRADEMARKS OWNED BY LAS VEGAS DISCOUNT GOLF & TENNIS, INC.

TRADEMARK                     REG. NO.       REG. DATE     GOODS/SERVICES
---------                     --------       ---------     --------------

*ST. ANDREWS                  1,303,946      11-6-84       Golf Clubs and
                                                           Golf Bags

* LAS VEGAS DISCOUNT          1,350,039      7-16-85       Retail Store and
  GOLF & TENNIS & Design                                   Mail Order Services

* LAS VEGAS DISCOUNT          1,482,753      3-29-88       Retail Store and
  GOLF & TENNIS                                            Mail Order Services

GOLF FANTASY                  1,752,517      2-1-93        Calendars and
                                                           Posters

ST. ANDREWS                   1,918,022      9-12-95       Golf Gloves and
                                                           Golf Shirts

FOREIGN TRADEMARK REGISTRATION OWNED BY LAS VEGAS DISCOUNT
----------------------------------------------------------

MARK                          REG. NO.       REG. DATE
----                          --------       ---------
CANADA
------
 LAS VEGAS DISCOUNT GOLF      322,926        1-23-87
 & TENNIS & Design

 ST. ANDREWS                  311,157        2-7-86

SWITZERLAND
-----------
 ST. ANDREWS                  361,017        6-6-88

SPAIN
-----
 * LAS VEGAS DISCOUNT GOLF    1,259,155      10-29-93
   & TENNIS & Design

FOREIGN TRADEMARK REGISTRATION OWNED BY SAINT ANDREWS GOLF
----------------------------------------------------------

SPAIN
 * ST. ANDREWS & Design       1,259,154      1-7-91

The initial term of these trademarks are 10 years, unless they are marked by an asterisk, which means they are 20 years.

The following "intent to use" trademark applications are pending in the U.S. Trademark Office:

                      LAS VEGAS DISCOUNT GOLF & TENNIS, INC.

TRADEMARK                     SERIAL NO.     FILED      GOODS
---------                     ----------     -----      -----

ST. ANDREWS                   74/046,029     4-5-90     Men's and Women's
                                                        Clothing, etc.

ST ANDREWS                    74/046,025     4-5-90     Golf Umbrellas,
                                                        Putters, Balls,
                                                        Grips, etc.

ST.ANDREWS & DESIGN           74/046,156     4-5-90     Golf Umbrellas,
 (Lion Figure Before Words)                             Clubs, Bags,
                                                        Putters, etc.

ST.ANDREWS & DESIGN           74/046,030     4-5-90     Golf Umbrellas,
 (Words and Lion in Circle)                             Clubs, Bags,
                                                        Putters, etc.

ST.ANDREWS & DESIGN           74/046,716     4-5-90     Golf Umbrellas,
 (Lion Superimposed on Words)                           Bags, Golf Putters,
                                                        Golf Bag Carts,
                                                        Golf Balls, Golf
                                                        Shoes, Golf

ST.ANDREWS & DESIGN           74/046,019     4-5-90     Golf Umbrellas,
 (Lion Atop Words)                                      Clubs, Bags,
                                      etc.

                      SAINT ANDREWS GOLF CORPORATION

ALL AMERICAN FAMILY           74/532,943     6-3-94
SPORTS PARK & DESIGN

                            RONALD S. BORETA

VIVA LAS VEGAS                74/500,887     3-16-94

                                    EXHIBIT E

                       MATERIAL CONTRACTS AND OBLIGATIONS

1.   Employment Agreement with Ron Boreta.

2.   Employment Agreement with Charles Howl.

3. Lease Agreement with Vaso Boreta for corporate offices dated August 25, 1985, as amended on November 20, 1986, April 1, 1998, and January 1, 1990, and assigned to Las Vegas Discount Golf & Tennis, Inc. ("LVDG") on August 10, 1994.

4.   Agreement with Oracle One Partners, Inc.

5.   Agreement with Mach One.

6.   Agreement with Jun Adachi.

7. Lease Agreement with A&R Management & Development Co. dated February 9, 1993, for corporate store of LVDG on West Century Boulevard in Los Angeles, California.

8.   Sublease with LVDG dated August 1, 1994, for West Century Boulevard store.

9.   Agreement with LVDG dated August 1, 1994.

10.  The Company owed LVDG $269,989 as of June 30, 1996.

11. The Company has varying amounts of accounts receivable from and accounts payable to the following affiliates:

     (a) Vaso Boreta's store (Paradise)

     (b) LVDG's corporate store in Las Vegas (Rainbow)

     (c) LVDG's corporate store in Encino, California

     (d) LVDG's corporate store in Westwood, California

     (e) LVDG

12.  Development Agreement with Callaway Golf Company dated May 23, 1995.

13. License Agreement with Major League Baseball Properties dated December 27, 1994.

14.  License Agreement with NASCAR effective August 1, 1995.

15.  License Agreement with LVDG for use of trademarks.

16. Consulting Agreement with Wall Street Services. Pursuant to this Agreement, the Company owes Wall Street Services $70,000 when the first SportPark opens.

                                   EXHIBIT F

                               CO-SALE AGREEMENT

                        SAINT ANDREWS GOLF CORPORATION
                        ------------------------------

                              CO-SALE AGREEMENT
                              -----------------

     THIS CO-SALE AGREEMENT is made as of the ____ day of July, 1996 by and among LAS VEGAS DISCOUNT GOLF AND TENNIS INC. ("LVDG&T"), a Colorado corporation, RON BORETA, VASO BORETA and JOHN BORETA, all individuals (LVDG&T and the Boretas are each a "Significant Shareholder", and collectively are the "Significant Shareholders"), SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Company"), and THREE OCEANS INC. , a Delaware corporation (STOIC.

     In consideration of the mutual covenants set forth herein, the parties agree as follows:

     l. Definitions.
        -----------

     (a) "Stock" shall mean shares of the Company's Common and Preferred Stock now owned or subsequently acquired directly or indirectly by the Significant Shareholders.

     (b) "Preferred Stock" shall mean the Company's outstanding Series A Convertible Preferred Stock.

     (c) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Series A Convertible Preferred Stock.

     2. Sales by Significant Shareholders.
        ---------------------------------

     (a) On each occasion that any Significant Shareholder proposes to sell or transfer to any person any shares of Stock in one or more related transactions, such Significant Shareholder shall promptly give written notice (the "Notice") to the Company and to TOI at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sole or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 3(a) or 3(b) hereof, the Notice shall state under which Section the sale or transfer is being made.

     (b) TOI shall have the right, exercisable upon written notice to such Significant Shareholder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent TOI exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Significant Shareholder may sell in the transaction shall be correspondingly reduced.

     (c) TOI may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by TOI at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Significant Shareholders and TOI at the time of the sale or transfer.

     (d) TOI shall effect its participation in the sale by promptly delivering to the Significant Shareholders for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

          (i) the type and number of shares of Common Stock which TOI elects to sell; or

          (ii) that number of shares of Series A Convertible Preferred Stock which is at such time convertible into the number of shares of Common Stock which TOI elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Convertible Preferred Stock in lieu of Common Stock, TOI shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

     (e) The stock certificate or certificates that TOI delivers to the Significant Shareholders pursuant to Section 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Significant Shareholders shall concurrently therewith remit to TOI that portion of the sale proceeds to which TOI is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from TOI, the Significant Shareholders shall not sell, to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Significant Shareholders shall purchase such shares or other securities from TOI.

     (f) The exercise or non-exercise of the rights of TOI hereunder to participate in one or more sales of Stock made by the Significant Shareholders shall not adversely affect its rights to participate in subsequent sales of Stock subject to Section 2(a).

     3.  Exempt Transfers.
         ----------------

     (a) Notwithstanding the foregoing, the co-sale rights of TOI shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Significant Shareholder; (iii) any bona fide gift; or (iv) any sale of not more than 25,000 shares of Common Stock individually or in the aggregate during the term hereof (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement); provided that (A) the transferring Shareholder shall inform TOI of such pledge, transfer or gift prior to effecting it and (B) the p1edgee, transferee or donee shall furnish TOI with a written agreement to be bound by and comply with all provisions of Section 2. Such transferred Stock shall remain "Stock" hereunder, and such pledges, transferee or done e shall be treated as a "Shareholder" for purposes of this Agreement.

     (b) Notwithstanding the foregoing, the co-sale rights of TOI shall also not apply to a distribution of Common Stock held by LVDG&T to its shareholders on a pro rata basis; provided, however, that the current significant shareholders of LVDG&T (Ron Boreta, Vaso Boreta and John Boreta, collectively, the "LVDG&T Significant Shareholders") each agree that they shall not sell, assign or otherwise transfer any shares of common or preferred stock of LVDG&T now owned or subsequently acquired by the LVDG&T Significant Shareholders, throughout the term of this Agreement.

     4. Prohibited Transfers.
        --------------------

     (a) In the event a Significant Shareholder should sell any Stock in contravention of the co-sale rights of TOI under this Agreement (a "Prohibited Transfer"), TOI, in addition to such other remedies as may be available at Jaw, in equity or hereunder, shall have the put option provided below, and the Significant Shareholders shall be bound by the applicable provisions of such option.

     (b) In the event of a Prohibited Transfer, TOI shall have the right to sell to the Significant Shareholders the type and number of shares of Common Stock equal to the number of shares TOI would have been entitled to transfer to the purchaser had the Prohibited Transfer under Section 2(c) hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

          (i) The price per share at which the shares are to be sold to the Significant Shareholders shall be equal to the price per share paid by the purchaser to Significant Shareholders in the Prohibited Transfer. Significant Shareholders shall also reimburse TOI for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of TOI's rights under
     Section 2.

          (ii) Within ninety (90) days after the later of the dates on which TOI
     (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, TOI shall, if exercising the option created hereby, deliver to Significant Shareholders the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

          (iii) Significant Shareholders shall, upon receipt of the certificate or certificates for the shares to be sold by TOI, pursuant to this Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to TOI.

          (iv) Notwithstanding the foregoing, any attempt by a Significant Shareholder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of TOI.

     5. Legend.
        ------

     (a) Each certificate representing shares of Stock now or hereafter owned by the Significant Shareholder or issued to any person in connection with a transfer pursuant to Sections 3(a) and 3(b) hereof shall be endorsed with the following legend:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT AMONG THE INITIAL HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDER(S) OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     (b) Each Significant Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     6. Miscellaneous.
        -------------

     6.l Governing Law. This Agreement shall be governed by and construed under
         -------------
the laws of the State of Nevada.

     6.2 Amendment. Any provision may be amended and the observance thereof may
         ---------
be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) as to the Company, only by the Company, (b) as to TOI, only by TOI, and their assignees, pursuant to
Section 6.3 hereof, and (c) as to each Significant Shareholder, such Significant Shareholder. Any amendment or waiver effected in accordance with clauses (a),
(b) and (c) of this Section shall be binding upon TOI, its successors and assigns, the Company and Significant Shareholders in question.

     6.3 Assignment of Rights. This Agreement and the rights and obligations of
         --------------------
the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     6.4 Term.  This Agreement  shall  terminate two (2) years after the date of
         ----
the Initial Closing, as that term is defined in the Investment Agreement entered into by and between the Company and TOI dated as of July__, 1996.

     6.5 Ownership.  Each Significant  Shareholder  represents and warrants that
         ---------
it/he is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

     6.6  Notices.  All notices  required  or  permitted  hereunder  shall be in
          -------
writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

     6.7  Severability.  In the  event  one or  more of the  provisions  of this
          ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     6.8 Attorney  Fees. In the event that any dispute among the parties to this
         --------------
Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.9 Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     The foregoing agreement is hereby executed as of the date first above written.

                                 SAINT ANDREWS GOLF CORPORATION,
                                 a Nevada corporation

                                 By:
                                    -----------------------------------------

                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------

                                 THREE OCEANS INC.,
                                 a Delaware corporation

                                 By:
                                    -----------------------------------------
                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------

                                 SIGNIFICANT SHAREHOLDERS:

                                 LAS VEGAS DISCOUNT GOLF & TENNIS, INC.,
                                 a Nevada corporation

                                 By:
                                    -----------------------------------------
                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------

                                 --------------------------------------------
                                                 VASO BORETA

                                 --------------------------------------------
                                                 (Signature)
                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------
                                 --------------------------------------------
                                                  RON BORETA

                                 --------------------------------------------
                                                  (Signature)
                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                         ------------------------------------

                                 --------------------------------------------
                                                  JOHN BORETA

                                 --------------------------------------------
                                                  (Signature)
                                 Title:
                                       --------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------

                               CONSENT OF SPOUSE
                               -----------------

I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to TOI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                          -----------------------------------
                                                     (Signature)

                               CONSENT OF SPOUSE
                               -----------------

I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to TOI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                          -----------------------------------
                                          (Signature)

                               CONSENT OF SPOUSE

I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to TOI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                          -----------------------------------
                                          (Signature)

                                  EXHIBIT G

                                SIDE AGREEMENT

                                  AGREEMENT

     This Agreement dated as of the day of , 1996, by and between Saint Andrews Golf Corporation , a Nevada corporation (the "SAGC"), whose address is 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118, and Three Oceans Inc. (the "TOI"), whose address is 2001 Sanyo Avenue, San Diego, CA 92173.

                            W I T N E S S E T H:

     WHEREAS, SAGC is in the process of developing an interactive, diversified sports entertainment and/or training complex (a "SportsPark") in Las Vegas;

     WHEREAS, pursuant to the terms of that certain Investment Agreement dated as of the date hereof, TOI is purchasing shares of Preferred Series A Convertible stock of SAGC (the "Shares");

     WHEREAS, pursuant to the terms of the Investment Agreement, SAGC and TOI agree that, as part of the consideration granted thereunder, SAGC and TOI shall enter into an agreement regarding the granting of certain rights to TOI by SAGC, including the right to participate in the ownership, development, management, and/or operation of a SportsPark in Asia, the right to finance certain transactions, the right to supply certain products to SAGC and certain signage rights, pursuant to a separate agreement between TOI and SAGC;

     WHEREAS, TOI and SAGC each desire that SAGC grant to TOI and TOI accept such rights in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and mutual promises set forth herein, the parties hereto agree as follows:

A. GRANT OF RIGHTS
   ---------------

     SAGC grants TOI the following rights:

     1. Participation in SportsPark/Single Sport Complex. SAGC agrees that it shall not, for the period of time noted below in Sections l.(i) and (ii), directly or indirectly negotiate to or obtain any extension(s) of credit in respect of and/or offer any equity participation in any SportsPark or any single sport interactive entertainment or training complex ("Single Sport Complex") which SAGC may, directly or indirectly, develop, own, operate or manage, or enter into any agreement with or grant rights to any person or entity relating to the development, ownership, operation or management thereof, (i) for a period of five (5) years commencing on the Initial Closing Date (as that term is defined in the Investment Agreement), in Asia, or any part thereof, and (ii) for a period of three (3) years commencing on the Initial Closing Date, in Anaheim, California, and/or Las Vegas, Nevada, without first negotiating in good faith with TOT, or its designees (which term shall include within its meaning, for the purposes of this Agreement, a parent, subsidiary or affiliate of TOI, "Designees"), an agreement on mutually acceptable terms and conditions with respect to such an extension of credit in respect of and/or equity participation in any such SportsPark or Single Sport Complex in Asia, Anaheim, California and/or Las Vegas, Nevada.

     2. Supply of Products. SAGC agrees that it shall not, for a period of five
(5) years commencing on the Initial Closing Date, directly or indirectly negotiate for or enter into any agreement or otherwise arrange (each of which shall be referred to herein as a "Supply Agreement") for the supply of any electrical or electronic equipment, products or services, including without limitation, the products and services set forth on Exhibit A hereto, which such Exhibit may be revised by TOI at any time and from time to time subject to SAGC's consent, which may not be unreasonably withheld, (collectively, the "Products") to any SportsPark or Single Sport Complex which SAGC may, directly or indirectly, develop, own, operate or manage or enter into any agreement with or grant rights to any person or entity relating to the development, ownership, operation or management thereof, anywhere in the world, without first negotiating in good faith with TOI, or its Designee, a Supply Agreement in respect to such supply of Products to any such SportsPark or Single Sport Complex, on mutually acceptable terms and conditions.

     3. Mutually Acceptable Terms. For purposes of this Agreement, the term "mutually acceptable terms and conditions" shall in any event mean terms no less favorable than those terms offered (if any) to a third party proposing to (i) provide financing/equity participation in a SportsPark and/or Single Sport Complex in Asia, Anaheim, California and/or Las Vegas' Nevada and (ii) supply Products to any SportsPark and/or Single Sport Complex, as applicable. Notwithstanding any term or condition contained in this Agreement, nothing stated herein shall in any way obligate TOI or its Designees, in any way whatsoever, to provide financing/equity participation in a SportsPark and/or Single Sport Complex in Asia, Anaheim, California and/or Las Vegas, Nevada or supply Products to any SportsPark and/or Single Sport Complex.

     4. Procedures. With respect to the rights set forth in Sections 1 and 2 hereof the following procedures shall apply:

          a. Notice. If at any time SAGC shall desire to negotiate or enter into any agreement and/or arrangement as described in Sections 1 or 2, SAGC shall deliver to TOI written notice thereof ("Notice of Interest"), accompanied by a term sheet setting forth the terms and conditions relating to the proposed agreement and/or arrangement, including, without limitation, any price/cost terms.

          b. Exercise of Right. Upon receipt of the Notice of Interest, TOI shall have the right to negotiate to or enter into the agreement and/or arrangement described in the Notice of Interest, exercisable by TOI by the delivery of a written notice ("TOI Notice") to SAGC within thirty (30) calendar days from the date of receipt of the Notice of Interest. The right to participate in the transactions described in this Section 4.b shall terminate if not exercised within thirty (30) calendar days after receipt of the Notice of Interest. In the event TOI exercises the right described herein, the parties agree that they will immediately enter into good faith negotiations in order to execute an agreement regarding the transactions described in the Notice of Interest, which such agreement shall be executed no later than thirty (30) days after SAGC's receipt of the TOI Notice, unless otherwise agreed to in writing by both parties, provided that any extension of this time period shall be negotiated between the parties in good faith.

     5. Signage Rights. So long as TOI owns at least 100,000 shares of Preferred and/or common stock of SAGC, SAGC hereby grants to TOI and its Designees the right to display a sign at all times in accordance with the terms set forth herein at the first two opened SportsParks and/or Single Sport Complexes which SAGC may, directly or indirectly, develop, own, operate or manage or enter into any agreement with or grant rights to any person or entity relating to the development, ownership, operation or management thereof, wherever they may be located in any place in the world (each of which shall be referred to herein as a "Location". TOI's signage rights shall be subject to the following terms and conditions:

          a. Display; Sign(s). TOI and its Designees shall be entitled to have permanently displayed at least one sign with dimensions of 24 square feet at each Location in accordance with the terms hereof. Such sign shall be strategically located at or near the single main entrance of the main structure at each Location. The sign shall be prominently displayed and clearly visible by patrons at each Location upon entrance to such main structure. The placement of each and every sign displayed shall be subject to TOI's approval. SAGC shall cause each of TOI's or its Designee's signs to be fully and properly illuminated during (and for a reasonable time before and after) operating hours. Provided, however, that if the current design of the Location changes in such a way as to increase the number of main entrances, then TOI shall be granted one additional sign, in accordance with the terms hereof, at each of the additional main entrances.

          b. Advertising Copy. Installation and Maintenance.

               i. TOI will design and supply signage at its own expense and in accordance with its own requirements for each Location.

               ii. The design, layout, and content of any signage shall be subject to approval by SAGC, which approval shall not be unreasonably withheld and shall be promptly provided. The use by TOI of similar signage in other facilities or outdoor locations in the United States shall be one standard establishing reasonableness. Subject to the foregoing, TOI's signage may be changed at any time as TOI may elect. In the event that SAGC intends to withhold its approval of any signage submitted by TOI, it shall notify TOI of such intention within thirty (30) days of the receipt of such design, layout and/or content. If SAGC does not provide TOI with such notice within the thirty (30) day period, SAGC shall be deemed to have approved such design, layout and/or content.

               iii. The installation of TOI's or its Designees' signage shall be at the sole expense of SAGC, including without limitation, all expenses incurred in connection with scaffolding and related equipment that complies with standard industry specifications and all applicable laws and regulations and which is suitable to permit TOI to install or have installed and prepare its signage. SAGC shall maintain TOI's signage in good condition reasonably acceptable to TOI and its Designees (including without limitation, replacement of lamps and cleaning, if necessary) and shall maintain and repair such signage at SAGC's sole expense.

     6. Additional Rights With Supply Agreement. In addition to the rights set forth above in Section 5, in the event TOI or its Designees enter into a Supply Agreement as described in Section 2 hereof, TOI and its Designees shall be entitled to the additional signage and/or advertising rights set forth in such Supply Agreement.

     7. Trademarks. While this Agreement is in effect, TOI and its Designees authorize SAGC to display the signage and other advertising materials provided by TOI and its Designees to SAGC e SAGC shall have no right or interest in or claim to any of the signage or other advertising materials or the trademarks, tradenames, design or artwork contained therein and shall not display the same in any manner which might tend to defeat or diminish them. SAGC shall not make any changes to any of the signage or other advertising materials. Upon termination or expiration of this Agreement or upon written notice of TOI, SAGC shall immediately discontinue the use and display of all signage and other advertising materials. Except as expressly provided by this Agreement, SAGC shall have no right to use any of the signage or other advertising materials or any marks or names confusingly similar to any mark or name contained therein, in any manner whatsoever.

B.  MISCELLANEOUS
    -------------

     l. Investment Agreement. The rights and obligations of the parties under this Agreement shall be conditioned upon and subject to the execution by parties, simultaneously herewith, of the Investment Agreement.

     2. Exclusive Right. SAGC represents and warrants that it has full and exclusive right and authority to enter into this Agreement.

     3. Relationship of the Parties. SAGC is and shall remain an independent contractor from TOI, and nothing contained herein or done pursuant hereto shall be construed to create any relationship or principal and agent, partner or employer and employee between the TOI and SAGC or to make them joint venturers in any respect whatsoever.

     4. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

     5. Attorney's Fees. In any action brought by either party hereto to interpret or enforce the terms of this Agreement, the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees and costs for the services rendered to such prevailing party.

     6. Notices. Every notice, demand, request, consent, approval or other communication (herein without distinction sometimes referred to as "notices") which SAGC or TOI is required or desires to give or make or communicate upon or to the other shall be in writing and shall be given or made or communicated by personally delivering same or by mailing the same by registered or certified mail, first class postage and fees prepaid, return receipt requested, to the parties at their respective addresses set forth on the first page hereof, or at such other address or addressees as any party hereto may designate from time to time and at any time by notice given as herein provided. All notices so sent shall be deemed to have been delivered, effective, made or communicated, as the case may be, at the time that the same and the required copies, if any, shall have been personally delivered or deposited, registered or certified, properly addressed, as aforesaid, postage and fees prepaid, return receipt requested, in the United States mail.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first above-written.

SAINT ANDREWS GOLF CORPORATION         THREE OCEANS INC.


By:                                    By:
   ------------------------------         ----------------------------------

                                EXHIBIT A

                         PRODUCTS AND SERVICES


VIDEO PRODUCTS
AUDIO PRODUCTS
HOME APPLIANCE PRODUCTS
INDUSTRIAL AND COMMERCIAL EQUIPMENT, INCLUDING, WITHOUT LIMITATION, COMMERCIAL
     AIR CONDITIONERS AND COMMERCIAL REFRIGERATORS
INFORMATION SYSTEMS
BATTERIES AND ENERGY-RELATED PRODUCTS
OFFICE AUTOMATION PRODUCTS